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Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 17, 1997, relating to the financial statements and financial highlights of Alliance Strategic Balanced Fund (the "Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus relating to Class A, Class B and Class C shares of the Fund (the "Prospectus") and the Prospectus relating to the Advisor Class shares of the Fund (the "Advisor Class Prospectus") which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Shareholder Services - Statements and Reports" and "General Information - Independent Accountants" in such Statement of Additional Information and to the reference to us under the headings "Financial Highlights" in the Prospectus and the Advisor Class Prospectus and "Conversion Feature - Description of Class A Shares" in the Advisor Class Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
October 30, 1997




















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